                                                                    EXHIBIT 10.4

                                                                  EXECUTION COPY

                                    AGREEMENT

                                  by and among

                                TRITON PCS, INC.,

                          AT&T WIRELESS SERVICES, INC.,

                              AT&T WIRELESS PCS LLC

                                       and

                              CINGULAR WIRELESS LLC

                               Dated July 7, 2004

                                TABLE OF CONTENTS

ARTICLE 1 - DEFINITIONS..............................................................................      1

ARTICLE 2 - CLOSING TRANSACTIONS.....................................................................      5

     2.1    Closing Transactions.....................................................................      5

     2.2    Acceleration of Effectiveness of Cingular Amendment Terms Under Certain Circumstances....      6

     2.3    Amendment of AWS Roamer Agreements.......................................................      6

     2.4    Mutual Release...........................................................................      6

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES OF THE PARTIES............................................      7

     3.1    Organization.............................................................................      7

     3.2    Authorization; Enforceability............................................................      7

     3.3    No Violation or Conflict.................................................................      7

     3.4    Claims and Litigation....................................................................      7

     3.5    Certain Fees.............................................................................      7

ARTICLE 4 - REPRESENTATIONS AND WARRANTIES OF TRITON.................................................      8

     4.1    Legal Opinion............................................................................      8

     4.2    Required Consents........................................................................      8

     4.3    Intent...................................................................................      8

     4.4    Solvency.................................................................................      8

     4.5    Bankruptcy...............................................................................      8

ARTICLE 5 - COVENANTS AND OTHER AGREEMENTS...........................................................      8

     5.1    Access to Information....................................................................      8

     5.2    Covenant Not to Sue; No Objection to the Merger..........................................      9

ARTICLE 6 - CONFIDENTIALITY..........................................................................      9

     6.1    Confidentiality..........................................................................      9

ARTICLE 7 - JOINT COVENANTS..........................................................................      9

     7.1    Cooperation..............................................................................      9

     7.2    Consents.................................................................................     10

     7.3    Public Announcements.....................................................................     10

ARTICLE 8 - CONDITIONS PRECEDENT TO OBLIGATION TO CLOSE..............................................     10

     8.1    Conditions Applicable to all of the Parties..............................................     10

     8.2    Waiver of Conditions, Etc................................................................     11

                                TABLE OF CONTENTS
                                   (continued)


                                                                                                         PAGE
ARTICLE 9 - CLOSING AND CLOSING DELIVERIES...........................................................     11

     9.1    Closing..................................................................................     12

     9.2    Documents To Be Delivered by Each Party to This Agreement at the Closing.................     12

     9.3    Deliveries by Triton at the Closing......................................................     12

ARTICLE 10 -TERMINATION..............................................................................     12

    10.1    Termination..............................................................................     12

ARTICLE 11 -SURVIVAL OF REPRESENTATIONS AND WARRANTIES...............................................     13

    11.1    Survival.................................................................................     13

ARTICLE 12 -MISCELLANEOUS............................................................................     13

    12.1    Fees and Expenses........................................................................     13

    12.2    Notices..................................................................................     13

    12.3    Assignment; Benefit and Binding Effect...................................................     15

    12.4    GOVERNING LAW............................................................................     15

    12.5    Entire Agreement.........................................................................     16

    12.6    Counterparts.............................................................................     16

    12.7    Severability.............................................................................     16

Pursuant to Item 601(b)(2) of Regulation S-K the Schedules hereto have been omitted but will be provided to the Securities and Exchange Commission supplementally upon its request.

                                                 SCHEDULES

Schedule 2.1(a)                     Amendment of Cingular Roamer Agreements
Schedule 2.3                        Amendment of AWS Roamer Agreements
Schedule 3.3                        No Violation or Conflict
Schedule 4.2                        Required Consents

                                    EXHIBITS

Exhibit 1.21                        License Exchange Agreement
Exhibit 2.4                         Release
Exhibit 4.1                         Opinion of Dow, Lohnes & Albertson, PLLC
Exhibit 9.2(c)                      Release

                                    AGREEMENT

      THIS AGREEMENT (this "Agreement"), dated the 7th day of July, 2004, is by and among TRITON PCS, INC., a Delaware corporation ("Triton"), AT&T WIRELESS SERVICES, INC., a Delaware corporation ("AWS"), AT&T WIRELESS PCS LLC, a Delaware limited liability company ("AWS PCS"), and CINGULAR WIRELESS LLC, a Delaware limited liability company ("Cingular").

                                    RECITALS

      WHEREAS, Cingular has entered into the Merger Agreement (as defined below) whereby Cingular Wireless Corporation (which is Cingular's sole manager) will acquire AWS and AWS PCS; and

      WHEREAS, AWS, AWS PCS, Cingular and Triton desire to address certain aspects of their existing and future relationships as set forth in this Agreement;

      NOW, THEREFORE, in consideration of the recitals and of the mutual covenants, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereby agree as follows:

                                   ARTICLE 1

                                   DEFINITIONS

      Unless otherwise stated in this Agreement, the following terms when used herein shall have the meanings assigned to them below (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

      1.1 "Affiliate" shall mean, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first-named Person. The term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as applied to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other ownership interest, by contract or otherwise. For purposes of this Agreement, neither AWS nor AWS PCS shall be deemed to be an "Affiliate" of Triton.

      1.2   "Agreement" shall have the meaning set forth in the preamble.

      1.3   "AWS Amendment Terms" shall have the meaning set forth in Section
2.3.

      1.4 "AWS Roamer Agreements" shall mean each of (i) the Intercarrier Roamer Service Agreement dated as of February 4, 1998 by and between AWS and Triton PCS Operating Company L.L.C. ("Triton Operating"), as amended by Amendment No. 1 to Intercarrier Roamer Service Agreement dated as of December 31, 1998 by and between AWS and Triton Operating, Amendment No. 2 to Intercarrier Roamer Service Agreement dated as of June 8, 1999 by and between AWS and Triton Operating, Amendment No. 3 to Intercarrier Roamer Service Agreement dated as of April 4, 2002 by and between AWS and Triton Operating, and as it may be further amended from time to time in accordance with its terms, and (ii) the Roaming Agreement for GSM and/or 3GSM, dated as of October 4, 2002, between AT&T Wireless Services, Inc. and Triton Operating, including The General Terms and Conditions for GSM and /or 3GSM Roaming and the mutually agreed portion of the Annexes, as it may be amended from time to time in accordance with its terms.

      1.5 "Bankruptcy" of a Person shall mean that such Person (i) shall have suffered the filing of an involuntary petition for relief, under bankruptcy laws or any other similar applicable law, or (ii) shall have suffered the entry of a decree or order of a court of competent jurisdiction for the appointment of a receiver, liquidator, trustee, assignee or custodian in bankruptcy or insolvency for the winding up or liquidation of its affairs, or (iii) shall voluntarily file a petition for relief or institute proceedings to be adjudicated a voluntary bankrupt or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization, readjustment, arrangement, composition or similar relief under bankruptcy laws, or any other similar or applicable law, or shall consent to the filing of any such petition, or (iv) shall consent to the appointment of a receiver, liquidator, trustee, assignee or custodian in bankruptcy or insolvency, or (v) shall make an assignment for the benefit of creditors, or
(vi) shall admit in writing its inability generally to pay its debts as they become due. For the purposes of Section 2.2, the term "Bankruptcy" shall also include, with respect to Triton, (i) the failure of Triton to make any required payment of principal or interest under any of the Indentures or the Credit Agreement within any applicable grace period or (ii) the occurrence of any other Event of Default (as defined in the Indentures or the Credit Agreement) that, in the case of either (i) or (ii), has resulted in the acceleration of the maturity of the indebtedness outstanding under the Indentures or the Credit Agreement by the requisite holders thereof.

      1.6 "Breaching Party" shall have the meaning set forth in Section 10.1(a)(iii).

      1.7 "Business Day" shall mean any day other than a Saturday, Sunday, federal holiday or day on which banking institutions in New York are authorized or obligated by law or executive order to be closed.

      1.8   "Cingular Amendment Terms" shall have the meaning set forth in
Section 2.1(a).

      1.9 "Cingular Roamer Agreements" shall mean each of (i) the Intercarrier Roamer Service Agreement dated as of May 7, 2002 between Cingular and Triton Operating, as it may be amended from time to time in accordance with its terms, and (ii) the Intercarrier Multi-Standard Roaming Agreement, dated as of May 7, 2002 by and between Cingular Wireless LLC and Triton Operating and the Roaming Agreement for GSM and/or 3GSM, dated as of February 13, 2003, between Cingular Wireless LLC and Triton PCS License Company L.L.C., including The General Terms and Conditions for GSM and/or 3GSM Roaming and the Annexes (GSM Association Permanent Reference Documents AA.13 and AA.14), as it may be amended from time to time in accordance with its terms.

      1.10  "Closing" shall have the meaning set forth in Section 9.1(a).

      1.11  "Closing Date" shall mean the date on which the Closing occurs.

      1.12 "Confidentiality Agreement" shall mean the Information Exchange Agreement dated as of April 14, 2004 among AWS, Cingular and Triton PCS Holdings, Inc.

      1.13 "Consents" shall mean the consents, permits, approvals and authorizations of Governmental Authorities and other Persons necessary to consummate the transactions contemplated by the Transaction Documents or, in the case of the first sentence of Section 5.2, the Merger.

      1.14 "Credit Agreement" shall mean the Credit Agreement dated as of June 13, 2003 among Triton, Triton PCS Holdings, Inc., the Lenders party thereto, Lehman Commercial Paper Inc., as Administrative Agent, Cobank ACB, as Co-Syndication Agent, Chase Lincoln First Commercial Corporation, as Co-Documentation Agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Co-Documentation Agent, and Lehman Brothers Inc., Cobank ACB and Citigroup Global Markets Inc., as Joint Lead Arrangers, as amended by the First Amendment dated as of September 29, 2003.

      1.15 "Enforceability Exceptions" shall mean the exceptions or limitations to the enforceability of contracts under bankruptcy, insolvency, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors rights generally or by judicial discretion in the enforcement of equitable remedies and by public policies generally.

      1.16  "FCC" shall mean the Federal Communications Commission.

      1.17 "Governmental Authority" shall mean any federal, state or local governmental authority or instrumentality, including any court, tribunal or administrative or regulatory agency, department, bureau, commission or board.

      1.18 "Indentures" shall mean each of (i) the Indenture dated as of January 19, 2001 between Triton, the Guarantors party thereto and The Bank of New York, as Trustee, relating to Triton's 9-3/8% Senior Subordinated Notes due 2011, (ii) the Indenture dated as of November 14, 2001 between Triton, the Guarantors party thereto and The Bank of New York, as Trustee, relating to Triton's 8-3/4% Senior Subordinated Notes due 2011, and (iii) the Indenture dated as of June 13, 2003 among Triton, the Guarantors party thereto and The Bank of New York, as Trustee, relating to Triton's 8-1/2% Senior Notes due 2013.

      1.19 "Legal Requirement" shall mean applicable common law and any applicable statute, permit, ordinance, code or other law, rule, regulation or order enacted, adopted, promulgated or applied by any Governmental Authority, including any applicable order, decree or judgment handed down, adopted or imposed by any Governmental Authority, all as in effect from time to time.

      1.20 "Legal Restrictions" shall mean restrictions on transfer arising under the Securities Acts and all applicable state securities laws.

      1.21 "License Exchange Agreement" shall mean the License Exchange Agreement among AWS, AWS PCS, Cingular and Triton in the form attached hereto as
Exhibit 1.21.

      1.22 "Liens" shall mean any all claims, liabilities, security interests, mortgages, liens, pledges, conditions, charges or encumbrances of any nature whatsoever other those created by or in favor of Triton or its Affiliates.

      1.23 "Merger" shall mean the acquisition of AWS by Cingular Wireless Corporation pursuant to the Agreement and Plan of Merger, dated as of February 17, 2004, by and among AWS, Cingular Wireless Corporation, Cingular and Links I Corporation and, for certain limited purposes, SBC Communications, Inc. and BellSouth Corporation, as it may be amended from time to time (the "Merger Agreement").

      1.24 "Network Membership License Agreement" shall mean the AT&T Network Membership License Agreement between AT&T Corp. and Triton Operating dated as of February 4, 1998 as amended by Amendment No. 1 dated as of December 1, 1998, Amendment No. 2 dated as of June 8, 1999, Amendment No. 3 dated April 4, 2002, Amendment No. 4 dated as of October 22, 2002 and Amendment No. 5 dated October 31, 2003.

      1.25 "Organizational Documents" shall mean, with respect to any Person (other than an individual), the articles or certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company operating agreement, and all other organizational documents of such Person.

      1.26 "Person" shall mean any individual, corporation, association, partnership, joint ventures, trust, estate, limited liability company, limited liability partnership, Governmental Authority, or other entity or organization.

      1.27 "Representatives" shall mean, with respect to any Person, such Person's employees, officers, directors, financial advisors or legal counsel or Affiliates or any of such Affiliate's employees, officers, directors, financial advisors or legal counsel.

      1.28  "Required Consents" shall mean the Consents set forth on Schedule
4.2.

      1.29 "Securities Acts" shall mean the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the rules and regulations of the U.S. Securities and Exchange Commission (the "SEC") promulgated thereunder, as in effect from time to time.

      1.30 "Transaction Documents" shall have the meaning set forth in Section 3.1.

      1.31  "Triton Operating" shall have the meaning set forth in Section 1.4.

      1.32 "Triton PCS Holdings Agreement" shall mean that certain Agreement, of even date herewith, by and among Triton PCS Holdings, Inc., AWS, AWS PCS and Cingular.

      1.33 Rules of Construction. Words used in this Agreement, regardless of the gender and number specifically used, shall be deemed and construed to include any other gender and any other number as the context requires. As used in this Agreement, the word "including" is not limiting, and the word "or" is not exclusive. Except as specifically otherwise provided in this Agreement in a particular instance, a reference to a Section is a reference to a Section of this

Agreement, a reference to an Exhibit is a reference to an Exhibit to this Agreement, and a reference to a Schedule is a reference to a Schedule to this Agreement. The terms "hereof, " "herein" and other like terms refer to this Agreement as a whole, including the Schedules and Exhibits to this Agreement, and not solely to any particular part of this Agreement. The descriptive headings in this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                                   ARTICLE 2

                              CLOSING TRANSACTIONS

      2.1 Closing Transactions. Subject to the terms and conditions set forth in this Agreement:

            (a) Amendment of Cingular Roamer Agreements. Cingular and Triton hereby amend, effective upon the Closing (or such earlier date as is provided in Section 2.2), the Cingular Roamer Agreements to incorporate the terms and conditions set forth in Schedule 2.1(a) attached hereto (the "Cingular Amendment Terms"). Cingular and Triton hereby agree that from and after the Closing, to the extent that the Cingular Roamer Agreements have not been otherwise amended by Cingular and Triton, the Cingular Roamer Agreements shall be deemed to have been amended to incorporate the Cingular Amendment Terms, with such other changes as are necessary to give effect thereto. Cingular and Triton agree that, in the event that AWS PCS has delivered to Triton PCS Holdings, Inc. the Stock (as defined under the Triton PCS Holdings Agreement), subject to and in accordance with the terms of the Triton PCS Holdings Agreement, then upon consummation of the Merger, the AWS Roamer Agreements shall be terminated and the Cingular Roamer Agreements, as amended hereby, shall govern roaming relationships between Cingular and its Affiliates, on the one hand, and Triton and its Affiliates, on the other hand.

            (b) Cingular Wireless Network. From and after the Closing (or such earlier date as is provided in Section 2.2), subject to any applicable FCC rules and other Legal Requirements that may be adopted hereafter regarding customer disclosures, Triton shall have the right to communicate, subject to Cingular's prior written approval, which will not be unreasonably withheld or delayed (with Cingular to respond to any request by Triton for such approval within 10 Business Days), orally and in writing to its customers and potential customers and in Triton's in-store and print collateral materials (such as signs, booklets, brochures, pamphlets, network maps and charts) and website collateral materials (such as website pages, network maps and charts) (but only in the same type, style and size as other similar technical information, but not in other types of promotional materials or advertising), that Cingular is the preferred wireless network provider for roaming for Triton's customers' out-of-territory roaming. In such connection, Triton shall not identify itself as an "affiliate," "partner" or other similar descriptive term of Cingular, but may indicate that roaming coverage is provided for Triton customers primarily (but not exclusively) through Cingular.

            (c) Exchange of FCC Licenses. Concurrently with the execution and delivery of this Agreement, the parties to the License Exchange Agreement are executing and delivering the License Exchange Agreement. During the period between the date hereof and the closing of the transactions contemplated by the License Exchange Agreement, the parties may enter into good faith negotiations (which may be terminated by any party at any time) with respect to the issue of interim spectrum leasing arrangements, on such terms and conditions as may be mutually agreeable to such parties, for spectrum owned by Cingular, AWS and Triton in the markets that are the subject of the License Exchange Agreement.

            (d) Network Membership License Agreement. Notwithstanding anything to the contrary contained in this Agreement, AWS and AWS PCS acknowledge and agree that neither of such parties shall take any action to terminate the Network Membership License Agreement dated as of February 4, 1998, as amended, prior to February 4, 2005; provided, however, nothing contained herein or in the other Transaction Documents will constitute a waiver or modification of any right or obligation of any party to the Network Membership License Agreement including, without limitation, the rights contained in Section 11.1 of the Network Membership License Agreement regarding the renewal of the term of Network Membership License Agreement.

      2.2 Acceleration of Effectiveness of Cingular Amendment Terms Under Certain Circumstances. Notwithstanding any provision to the contrary contained herein, in the event that AWS PCS has delivered to Triton PCS Holdings, Inc. the Stock (as defined under the Triton PCS Holdings Agreement), subject to and in accordance with the terms of the Triton PCS Holdings Agreement, and (i) Triton or any of its Affiliates breaches Section 5.2 hereof, or (ii) there is a material breach by Triton of any of the representations contained in Sections 4.3, 4.4, or 4.5 hereof, or (iii) there is a Triton Bankruptcy, then the Cingular Amendment Terms and the provisions of Section 2.1(b) shall become immediately effective, and shall be in full force and effect without any further action and shall survive any termination of this Agreement or of the Triton PCS Holdings Agreement. In addition, notwithstanding any provision to the contrary contained herein, in the event that Triton PCS Holdings, Inc. fails to accept, for any reason, the Stock, as defined under the Triton PCS Holdings Agreement, when delivered by AWS PCS subject to and in accordance with the terms of the Triton PCS Holdings Agreement, then the Cingular Amendment Terms and the provisions of Section 2.1(b) shall become immediately effective, and shall be in full force and effect without any further action and shall survive any termination of this Agreement or of the Triton PCS Holdings Agreement.

      2.3 Amendment of AWS Roamer Agreements. AWS and Triton hereby agree that, effective upon the effectiveness of the Cingular Amendment Terms and the provisions of Section 2.1(b) in accordance with Section 2.2, the AWS Roamer Agreements shall be amended, automatically and without any further action by AWS or Triton, to incorporate the terms and conditions set forth in Schedule 2.3 (the "AWS Amendment Terms") with such other changes as are necessary to give effect thereto.

      2.4 Mutual Release. Cingular, Triton, AWS and AWS PCS have executed and delivered, concurrently with the execution and delivery of this Agreement, the Release in the form of Exhibit 2.4.

                                   ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE PARTIES

      Each of AWS, AWS PCS, Cingular and Triton severally represents with respect to itself only to the other parties to this Agreement as follows:

      3.1 Organization. It has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization, with full corporate or limited liability company (as the case may be) power and authority to enter into this Agreement, the License Exchange Agreement, and the other instruments, agreements, certificates and documents to be executed and delivered by it in connection with this Agreement (collectively with this Agreement, the "Transaction Documents"), and to execute and deliver the Transaction Documents and to perform its obligations hereunder and thereunder.

      3.2 Authorization; Enforceability. The execution, delivery and performance by it of the Transaction Documents are within its corporate or limited liability company (as the case may be) power and authority and have been duly authorized and approved by all necessary corporate or limited liability company (as the case may be) actions. The Transaction Documents have been duly executed and delivered by it, and the Transaction Documents are or will be, as the case may be, when executed and delivered by the parties hereto and thereto other than it, the valid and binding obligations of it, enforceable against it in accordance with their respective terms, subject to the Enforceability Exceptions.

      3.3 No Violation or Conflict. The execution, delivery and performance by it of the Transaction Documents to which it is a party (with or without the giving of notice, the lapse of time, or both): (a) except as set forth opposite its name on Schedule 3.3, do not require any Consent, declaration to, or filing with any Governmental Authority or any other Person that has not been obtained;
(b) will not conflict with any provision of its Organizational Documents as currently in effect; (c) will not conflict with, result in a breach of, or constitute a default under any Legal Requirement to which it is bound; and (d) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of any agreement or instrument to which it is a party or bound.

      3.4 Claims and Litigation. As of the date of this Agreement, there is no pending or written threat of a claim, legal action, arbitration, governmental investigation or other legal, administrative or tax proceeding, nor any order, decree or judgment pending, or, to its knowledge, threatened other than in writing, against or relating to it or its subsidiaries' assets or business that would have an adverse effect on its ability to perform its obligations under the Transaction Documents.

      3.5 Certain Fees. No finder, broker, agent, financial advisor or other intermediary has acted on its behalf in connection with the Transaction Documents or the transactions contemplated thereby, or is entitled to any payment in connection herewith or therewith which, in either case, would result in any obligation or liability to any other party to this Agreement or any Affiliate of any such other party.

                                   ARTICLE 4

                    REPRESENTATIONS AND WARRANTIES OF TRITON

      Triton represents and warrants to Cingular, AWS & AWS PCS as follows:

      4.1 Legal Opinion. Triton has caused Dow, Lohnes & Albertson, PLLC to deliver a legal opinion addressed to Cingular, AWS and AWS PCS in the form of
Exhibit 4.1 on and dated as of the date hereof.

      4.2 Required Consents. As of the date hereof, Triton has received the Required Consents set forth on Schedule 4.2 that are marked with an asterisk and such consents are irrevocable and in full force and effect.

      4.3 Intent. Triton is not entering into the transactions contemplated by this Agreement or the other Transaction Documents with an actual intent to hinder, delay or defraud its present or future creditors.

      4.4 Solvency. On and as of the date hereof, both before and after giving effect to the consummation of the transactions contemplated by this Agreement or the other Transaction Documents: (a) the fair value of Triton's assets at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of Triton's property will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) Triton will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) Triton will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the date hereof.

      4.5 Bankruptcy. Triton is not contemplating filing a petition in bankruptcy or for reorganization under the federal Bankruptcy Code, nor does Triton have any knowledge of any threatened bankruptcy or insolvency proceedings against it.

                                   ARTICLE 5

                         COVENANTS AND OTHER AGREEMENTS

      5.1 Access to Information. Between the date of this Agreement and the Closing, each party to this Agreement shall give each other party to this Agreement and such other party's officers, employees, agents, counsel, accountants and other Representatives, reasonable access during normal business hours upon reasonable prior notice and approval, which shall not be unreasonably withheld, to all of such party's records and information that such other party reasonably requests as may be reasonably necessary in connection with the consummation of the transactions contemplated by the Transaction Documents; provided, that any inspection of another party's properties or discussion with another party's personnel shall occur only if a representative designated by such other party is present. All such information provided pursuant to this Section 5.1 shall be subject to the Confidentiality Agreement. The rights of the parties under this Section 5.1 shall not be exercised in such a manner as to interfere unreasonably with the business or operations of any party or for any purpose other than in connection with the consummation of the transactions contemplated by this Agreement.

      5.2 Covenant Not to Sue; No Objection to the Merger. Triton, on behalf of itself and its Affiliates, hereby covenants and agrees not to bring, commence, prosecute, maintain or cause or permit to be brought, commenced, prosecuted or maintained any suit, action or proceeding, either at law or in equity, in any court or before any other Governmental Authority (i) regarding the Merger or on account of Cingular's acquisition of AWS and AWS PCS or (ii) challenging the enforceability of this Section 5.2, including without limitation a filing at the FCC with respect to, or otherwise seek to cause any Governmental Authority to refuse to issue its Consent to, the Merger. The foregoing covenant not to sue may be raised or pleaded in any action or other proceeding which may be brought, instituted or taken by any party or its predecessors, successors or assigns and all past and present shareholders, directors, officers, agents, Affiliates, heirs, and personal Representatives. The foregoing covenant not to sue shall not be deemed or construed to be an acknowledgement or agreement by Cingular, AWS or AWS PCS that Triton has any claim or standing to challenge the Merger in any way.

                                   ARTICLE 6

                                 CONFIDENTIALITY

      6.1 Confidentiality. AWS, Cingular and Triton PCS Holdings, Inc., the corporate parent of Triton, are parties to the Confidentiality Agreement, and the disclosure of this Agreement, or of the terms hereof or the existence of the transactions contemplated hereby, shall be governed by the terms of the Confidentiality Agreement. Notwithstanding the execution, delivery and performance of this Agreement or the termination of this Agreement prior to Closing in accordance with Article 10, the Confidentiality Agreement shall remain in full force and effect in accordance with its terms, but shall expire concurrently with the Closing hereunder.

                                   ARTICLE 7

                                 JOINT COVENANTS

      Each of the parties to this Agreement covenant and agree as follows:

      7.1 Cooperation. Without limiting any of the obligations of the parties hereunder, each of the parties to this Agreement shall cooperate fully with each other and their respective counsel, accountants, agents and other Representatives in all commercially reasonable respects in connection with any actions required to be taken as part of their respective obligations under the Transaction Documents, and the parties hereto shall use their commercially reasonable efforts to consummate the transactions contemplated hereby and to fulfill their respective obligations under the Transaction Documents as expeditiously as practicable provided, however, neither Cingular, AWS, nor AWS PCS shall have any obligation to Triton or its Affiliates to cause the closing of the Merger. Subject to the terms and conditions of this Agreement, from time to time prior to, at and after the Closing, each party hereto will use commercially reasonable efforts to take, or cause to be taken, all such actions and to do or cause to be done, all things, necessary, proper or advisable under applicable Legal Requirements and regulations to consummate and make effective the transactions contemplated by the Transaction Documents, including, without limitation, executing and delivering such documents as any of the other parties being advised by counsel shall reasonably request in connection with the consummation of this Agreement. After the Closing, each of the parties to this Agreement will execute any further documents consistent with the Transaction Documents, provide any further reasonably available information, and take any other actions not imposing significant financial or operational obligations in excess of the other obligations imposed by the Transaction Documents, upon the request of any other party to this Agreement based upon any such other party's reasonable determination that those actions are required to enable such other party to effectuate the Transaction Documents. No party to this Agreement shall take any action which is materially inconsistent with its obligations under the Transaction Documents. Each party to this Agreement shall notify each other party to this Agreement of any litigation, arbitration or administrative proceeding pending or, to its knowledge, threatened, which challenges any of the transactions contemplated by the Transaction Documents or which threatens to delay them, and shall use commercially reasonable efforts to take such steps as may be necessary to remove any such impediment to the consummation of the transactions contemplated by the Transaction Documents.

      7.2 Consents. Each party to this Agreement shall diligently make and cooperate with the other parties to this Agreement in using all commercially reasonable efforts to obtain or cause to be obtained prior to the Closing all Consents which have not been obtained on or before the date of this Agreement.

      7.3 Public Announcements. No party to this Agreement will issue any press release or make any other public announcements concerning this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby except with the prior approval (not to be unreasonably withheld or delayed) of the other parties; provided, however, that if any such disclosure is required by any applicable Legal Requirements or the rules or regulations of any securities exchange, such consent shall not be required, but, in such circumstances no party hereto will make such disclosure without first providing to the other parties an advance copy of any such disclosure and a reasonable opportunity to review and comment, to the extent practicable. Notwithstanding anything to the contrary contained herein, the parties hereto shall use commercially reasonable efforts to prepare and issue a press release with respect to the transactions contemplated by this Agreement and the License Exchange Agreement upon the execution and delivery of this Agreement and the License Exchange Agreement.

                                   ARTICLE 8

                   CONDITIONS PRECEDENT TO OBLIGATION TO CLOSE

      8.1 Conditions Applicable to all of the Parties. The obligations of each of the parties to this Agreement to consummate the transactions to occur at the Closing pursuant to this Agreement are subject to satisfaction, at or prior to the Closing, of each of the following conditions:

            (a)   Representations, Warranties and Covenants.

                  (i) All representations and warranties of the other parties to this Agreement made in this Agreement shall be true and correct in all material respects at and as of the time of the Closing as though made at and as of that time, except to the extent such representations and warranties expressly relate to an earlier date in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date and except in each case for changes contemplated by this Agreement.

                  (ii) All of the covenants and agreements of the other parties to this Agreement contained in this Agreement to be complied with and performed by such parties on or prior to Closing shall have been complied with or performed in all material respects.

            (b) Adverse Proceedings. No judgment, injunction, restraining order or decree of any nature of any court of competent jurisdiction or other Governmental Authority shall be in effect that restrains or prohibits any party to this Agreement from consummating any transaction contemplated by the Transaction Documents.

            (c)   Merger Closing. The Merger shall have been consummated.

            (d) Triton PCS Holdings Agreement Closing. The Closing (as defined in the Triton PCS Holdings Agreement) or the completion of the transactions contemplated in Section 7.4 of the Triton PCS Holding Agreement shall have occurred.

            (e) Deliveries. Each party to this Agreement shall have made or stand willing to make all the deliveries set forth to be made by it in Section 9.2.

            (f) Consents. Each party to this Agreement shall have received its Required Consents with all such Required Consents being irrevocable.

      8.2 Waiver of Conditions, Etc. Notwithstanding anything to the contrary contained in this Article 8, any party to this Agreement may, in its sole discretion, waive any condition to its obligation to consummate the transactions contemplated by this Agreement. No party to this Agreement may rely on the failure of any condition set forth in this Article 8 to be satisfied if the failure of such condition to be satisfied is the result of the breach of this Agreement by such party or, in the case of a non-fulfillment of the condition set forth in Section 8.1(b), if such party shall not have used commercially reasonable efforts to prevent the entry of such judgment, injunction, restraining order or decree and to appeal as expeditiously as reasonably possible any such judgment, injunction, restraining order or decree that may be entered.

                                   ARTICLE 9

                         CLOSING AND CLOSING DELIVERIES

      9.1   Closing.

            (a) Closing Date. Subject to (i) the satisfaction or, to the extent permissible by law, waiver (by the party for whose benefit the closing condition is imposed) on the date scheduled for Closing of the closing conditions described in Article 8 hereof and (ii) the provisions of Article 10 hereof, the parties hereto shall be obligated to give effect to the provisions of Article 2 hereof (other than the provisions of Section 2.1(c), with the transactions described therein to be governed by the License Exchange Agreement) (the "Closing") at the Closing, which shall take place (A) immediately after the consummation of the Merger or
(B) no later than ten (10) Business Days following the satisfaction of the conditions described in Article 8 to the extent such conditions have not been satisfied at the time of the consummation of the Merger.

            (b) Closing Place. The Closing shall be held at the offices of Alston & Bird LLP, 90 Park Avenue, New York, New York 10016 or at such other location as agreed upon by the parties.

      9.2 Documents To Be Delivered by Each Party to This Agreement at the Closing. At the Closing, each party to this Agreement shall deliver or cause to be delivered to each other party to this Agreement the following:

            (a) a certificate of such party, dated the date of the Closing certifying to the fulfillment of the conditions set forth in Section 8.1(a)(i) and Section 8.1(a)(ii) by such party; and

            (b) copies of all Consents received by such party as of the Closing

            (c)   the Release in the form of Exhibit 9.2(c).

      9.3 Deliveries by Triton at the Closing. At the Closing, Triton shall cause to be delivered to Cingular , AWS and AWS PCS a legal opinion of Dow, Lohnes & Albertson, PLLC in the form of Exhibit 4.1.

                                   ARTICLE 10

                                   TERMINATION

      10.1  Termination

            (a)   This Agreement may be terminated:

                  (i) at any time by mutual written consent of all parties to this Agreement;

                  (ii) by any party to this Agreement, if the Merger Agreement is terminated;

                  (iii) by Triton, on the one hand, or Cingular, AWS and AWS PCS, acting jointly, on the other hand, upon written notice to the other parties, in the event such other party (the "Breaching Party") has breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement and failed to cure such breach within 30 days from the date of the Breaching Party's receipt of the notice specified above and such terminating party and its Affiliates are not in breach or default in any material respect of their respective obligations, representations or warranties under this Agreement; or

                  (iv) by any party to this Agreement if the Triton PCS Holdings Agreement has been terminated.

            (b) In the event of termination of this Agreement by any or all of the parties for any reason, prompt written notice thereof shall forthwith be given to the other parties and this Agreement shall terminate and the transactions contemplated hereby and by the other Transaction Documents shall be abandoned without further action by any of the parties hereto, but subject to and without limiting any of the rights of the parties specified herein in the event a party is in default or breach in any material respect of its obligations, representations or warranties under this Agreement or any of the other Transaction Documents. Notwithstanding the foregoing, Section 5.2 shall survive indefinitely any termination of this Agreement or any of the other Transaction Documents other than a termination of this Agreement pursuant to
Section 10.1(a)(iv) hereof but only in the event the Triton PCS Holdings Agreement is terminated pursuant to Section 12.1(a)(iv) thereof.

            (c) Notwithstanding any other provision of this Agreement, in the event that this Agreement is terminated by any party pursuant Section 10.1(a) and the Merger Agreement is terminated, no party shall be liable to any other party hereto for any damages, costs or expenses related to its default or breach in any of its obligations, representations or warranties or for any other reason under this Agreement or any of the other Transaction Documents.

                                   ARTICLE 11

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

      11.1 Survival. The representations and warranties of the parties contained herein shall survive the Closing until the fourth anniversary of the date hereof.

                                   ARTICLE 12

                                  MISCELLANEOUS

      12.1 Fees and Expenses. Except as otherwise provided in this Agreement, each party shall pay its own expenses incurred in connection with the authorization, preparation, execution, and performance of this Agreement and the other Transaction Documents, including all fees and expenses of counsel, accountants, agents, and Representatives, and each party shall be responsible for all fees or commissions payable to any finder, broker, advisor, or similar Person retained by or on behalf of such party; provided, however, that all filing fees, and other charges levied by any Governmental Authority in connection with the transactions contemplated by this Agreement shall be paid by the party incurring the same.

      12.2 Notices. All notices, demands and requests required or permitted to be given under the provisions of this Agreement shall be (i) in writing, (ii) sent by facsimile (with receipt personally confirmed by telephone), delivered by personal delivery, or sent by commercial delivery service or certified mail, return receipt requested, (iii) deemed to have been given on the date telecopied with receipt confirmed, the date of personal delivery, or the date set forth in the records of the delivery service or on the return receipt, and (iv) addressed as follows:

To AWS:

                              AT&T Wireless Services, Inc.
                              8288 164th Avenue, NE
                              Redmond, WA 98052
                              Attention: General Counsel
                              Telecopy: (425) 580-8900
                              Telephone:(425) 580-7000

               With a copy (which shall not constitute notice) to:

                              Friedman Kaplan Seiler & Adelman LLP
                              1633 Broadway, 46th Floor
                              New York, NY 10019
                              Attention: Matthew S. Haiken
                              Telecopy: (212) 833-1250
                              Telephone:(212) 833-1118

To AWS PCS:

                              AT&T Wireless PCS LLC
                              c/o AT&T Wireless Services, Inc.
                              8288 164th Avenue, NE
                              Redmond, WA 98052
                              Attention: General Counsel
                              Telecopy: (425) 580-8900
                              Telephone:(425) 580-7000

               With a copy (which shall not constitute notice) to:

                              Friedman Kaplan Seiler & Adelman LLP
                              1633 Broadway, 46th Floor
                              New York, NY 10019
                              Attention: Matthew S. Haiken
                              Telecopy: (212) 833-1250
                              Telephone: (212) 833-1118
To Cingular:

                              Cingular Wireless, LLC
                              5565 Glenridge Connector
                              Atlanta, GA 30342
                              Attention: General Counsel

                              Telecopy: (404) 236-6145
                              Telephone:(404) 236-6000

               With a copy (which shall not constitute notice) to:

                              Alston & Bird LLP
                              One Atlantic Center
                              1201 West Peachtree Street
                              Atlanta, GA 30309-3424
                              Attention: Bryan E. Davis
                              Telecopy: (404) 881-7777
                              Telephone:(404) 881-7591

To Triton:

                              Triton PCS, Inc.
                              1100 Cassatt Road
                              Berwyn, PA 19312
                              Attention: Chief Executive Officer
                              Telecopy: (610) 722-4420
                              Telephone:(610) 993-2683

               With a copy (which shall not constitute notice) to:

                              Dow, Lohnes & Albertson, PLLC
                              1200 New Hampshire Avenue, NW
                              Washington, DC 20036
                              Attention: Leonard J. Baxt, Esq.
                              Telecopy: (202) 776-2222
                              Telephone:(202) 776-2528

or to any other or additional persons and addresses as the parties may from time to time designate in a writing delivered in accordance with this Section 12.2.

      12.3 Assignment; Benefit and Binding Effect. No party hereto may assign this Agreement without the prior written consent of each of the other parties hereto, provided, however, that (i) Cingular may, without the consent of the other parties, assign any and all of its rights (but Cingular shall not thereby be released from its obligations) hereunder to any Affiliate of Cingular and
(ii) Triton may, without the consent of the other parties, assign any and all of its rights (but Triton shall not thereby be released from its obligations) hereunder to any Affiliate of Triton. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. The provisions of this Agreement shall be for the exclusive benefit of the parties hereto (and their successors and permitted assigns) and shall not be for the benefit of any other Person.

      12.4 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE

OF DELAWARE (WITHOUT REGARD TO THE CHOICE OF LAW PROVISIONS THEREOF). The parties hereto hereby irrevocably submit to the exclusive jurisdiction of any federal or state court located within the State of Delaware over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action proceeding related thereto may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

      12.5 Entire Agreement. This Agreement, the other Transaction Documents and the Schedules and Exhibits hereto and thereto collectively represent the entire understanding and agreement of the parties with respect to the subject matter of this Agreement. This Agreement supersedes all prior representations, warranties, covenants, understandings, agreements, written or oral, discussions, or negotiations among the parties with respect to the subject matter hereof and cannot be amended, supplemented or changed, except by an agreement in writing that makes specific reference to this Agreement and that is signed by each of the parties hereto. Each party hereby represents, acknowledges and agrees that it has not relied on any representation, warranty, covenant, understanding, agreement, written or oral, discussion, or negotiation not expressly contained herein in entering into this Agreement or the Transaction Documents. Each party hereby represents, acknowledges and agrees that, except as otherwise expressly stated herein, this Agreement and the other Transaction Documents are independent of, and not in any way conditioned on or to be construed with any other agreement or arrangement, written or oral, between the parties including, but not limited to, that certain non-binding letter of intent between the parties dated as of the date hereof and the transactions contemplated thereby.

      12.6 Counterparts. This Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

      12.7 Severability. If any provision of this Agreement or the application thereof to any Person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law. Upon such determination that any term or other provision is invalid or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible.

                         [Signatures on following page]

      IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Agreement as of the 7th day of July, 2004.

                                   TRITON PCS, INC.

                                   By: /s/ Michael E. Kalogris
                                       ----------------------------------------
                                   Name:  Michael E. Kalogris
                                   Title: Chairman & CEO

                                   AT&T WIRELESS SERVICES, INC.

                                   By: /s/ Mark O. Bradner
                                       ----------------------------------------
                                   Name:  Mark O. Bradner
                                   Title: Vice President, Business Development,
                                          AT&T Wireless Services, Inc.

                                   AT&T WIRELESS PCS LLC

                                   By: /s/ Mark O. Bradner
                                       ----------------------------------------
                                   Name:  Mark O. Bradner
                                   Title: Vice President, Business Development,
                                          AT&T Wireless Services, Inc.

                                   CINGULAR WIRELESS LLC

                                   By: /s/ Stanley T. Sigman
                                       ----------------------------------------
                                   Name:  Stanley T. Sigman
                                   Title: President & CEO

      The undersigned parties to the Cingular Roamer Agreements and the AWS Roamer Agreements hereby consent and agree to the amendment of those agreements in accordance with the Cingular Amendment Terms and the AWS Amendment Terms pursuant to Section 2.1(a) and Section 2.3 of the foregoing Agreement and subject to the terms and conditions set forth in such Agreement.

                                   TRITON PCS OPERATING COMPANY L.L.C.

                                   By:    Triton Management Company, Inc., Its
                                          Manager

                                   By: /s/ Michael E. Kalogris
                                       ----------------------------------------
                                   Name:  Michael E. Kalogris
                                   Title: Chairman & CEO

                                   TRITON PCS LICENSE COMPANY L.L.C.
                                   By: Triton Management Company, Inc., Its
                                       Manager

                                   By: /s/ Michael E. Kalogris
                                       ----------------------------------------
                                   Name:  Michael E. Kalogris
                                   Title: Chairman & CEO